                                       As amended through 6/29/95


                 ORANGE AND ROCKLAND UTILITIES, INC.

                             (New York)

                               BY-LAWS


                             ARTICLE ONE

                               OFFICES


      SECTION 1.1. Corporation's Office in New York; Mailing Address for Service of Process. The location of the Corporation's office within the State of New York, and the post office address to which the Secretary of State of the State of New York shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Certificate of Incorporation.


                            ARTICLE TWO

                      SHAREHOLDERS' MEETINGS


     *SECTION 2.1. Annual Meetings. An annual meeting of shareholders to elect directors and transact such other business as may properly be presented to the meeting shall be held on such date of each year and at such time as the Board of Directors shall fix.


     *SECTION 2.2. Special Meetings. Unless otherwise expressly provided in the Restated Certificate of Incorporation of the Corporation with respect to the Cumulative Preferred Stock or Preference Stock and except for special meetings of shareholders called pursuant to Section 603 of the New York Business Corporation Law, special meetings of the shareholders may only be called by the Board of Directors, its Chairman, its Vice Chairman or the President. Special meetings of shareholders of the Corporation may not be called by any other person or persons. At any such special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice required by Section 2.4.

      SECTION 2.3. Place of Meetings. Each annual meeting shall be held at such place, within or without the State of New York, as


_______________
* Amended 6/29/95
the Board of Directors, its Chairman or the President shall fix. Each special meeting shall be held at such place, within or without the State of New York, as the person or persons calling the meeting shall fix. If no place shall be so fixed, the meeting shall be held at the offices of the Corporation in the State of New York.

      SECTION 2.4. Notice of Meetings. (a) Written notice of a meeting of shareholders shall be given, personally or by mail, not less than ten nor more than fifty days before the meeting to each shareholder entitled to vote at such meeting; such notice shall state the date, place and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to each shareholder at his address as it appears on the record of shareholders, or, if he shall have duly filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

      (b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to notice under paragraph (a) of this Section 2.4.

      SECTION 2.5. Waiver of Notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      SECTION 2.6. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the shares entitled to be voted present in person or represented by proxy at a meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time. A quorum once present to organize a meeting is not broken by the subsequent withdrawal of any shareholders.

      SECTION 2.7. Presiding Officer and Secretary at Meetings. Each shareholders' meeting shall be presided over by the Chairman of the Board of Directors or in his absence by the Vice Chairman of the Board of Directors, if any, or in the absence of both of them by the President, or if none of them is present by the person designated in writing by the Chairman of the Board of Directors, or if no person is so designated, then a chairman of the meeting shall be chosen by the meeting by a plurality vote. The Secretary or in his absence an Assistant Secretary shall act as secretary of the meeting, or if no such officer is present a secretary of the meeting shall be designated by the person presiding at the meeting.

      SECTION 2.8. Voting. Except as otherwise required by law or the Certificate of Incorporation:

      (a) each shareholder of record shall be entitled at every meeting of shareholders to one vote in person or by proxy for each share standing in his name on the record of shareholders;

      (b)  directors shall be elected by a plurality vote;

     *(c) each other matter properly presented to any meeting in accordance with these By-Laws shall be decided by a majority of the votes cast on the matter.

      SECTION 2.9. Proxies. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is expressly stated to be given and is permitted by law.

      SECTION 2.10. Inspectors of Election. At any meeting for the election of directors, the presiding officer shall appoint two inspectors of election to serve at such meeting. The inspectors shall be sworn to execute their duties with strict impartiality and according to the best of their ability.

      SECTION 2.11. Record Date. (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in


______________
 * Amended 6/29/95
advance a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of the meeting, nor more than fifty days prior to any other action.

      (b) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date under this section for the adjourned meeting.

    *SECTION 2.12. Business at Annual Meetings. (a) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to vote at such annual meetings and (2) who complies with the notice procedure set forth in this Section 2.12.

      (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      (c) To be timely, a shareholder's notice to the Secretary pursuant to this Section 2.12 must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than 100 days' notice of the date of the annual meeting is given to shareholders or there is less than 100 days' prior public disclosure of the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.




______________
* Added 6/29/95

      (d) To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      (e) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


                          ARTICLE THREE

                            DIRECTORS

      SECTION 3.1. Number; Term of Office. The business of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall consist of not less than 7(1) or more than 15 persons, the exact number (i) to be 12 persons upon adoption of this Section 3.1, subject to change exclusively by the Board of Directors as provided in this Section 3.1, and (ii) if to be changed from 12 persons to some other number not less than 7 or more than 15 persons subsequent to the adoption of this Section 3.1, to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the



_________
(1) Section 704(a) of the NYBCL requires a minimum of three Directors per class on a staggered board. The minimum number of Directors for O&R is nine.

total number of authorized directors from time to time (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). At the annual meeting of the shareholders of the Corporation at which this Section 3.1 is adopted, the directors shall be classified into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1988 annual meeting of shareholders, the term of office of the second class to expire at the 1989 annual meeting of shareholders and the term of office of the third class to expire at the 1990 annual meeting of shareholders. At each annual meeting of the shareholders of the Corporation following the annual meeting of the shareholders at which this Section 3.1 is adopted, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

      SECTION 3.2. Resignation; Removal. Any director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporation. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of the holders of any class or series of Preferred Stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director or directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of stock of all classes and series of the Corporation entitled to vote generally (the "Voting Stock"), voting together as a single class (it being understood that, for all purposes of these By-Laws, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SECOND of the Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of the Preferred Stock of the Corporation made pursuant to said ARTICLE SECOND (a "Preferred Stock Designation")). The Corporation must notify the director of the grounds of his impending removal and the director shall have an opportunity, at the expense of the Corporation, to present his defense to the shareholders by a statement which accompanies or precedes the Corporation's solicitation of proxies to remove him. The term "entire Board of Directors" as used in these By-Laws means the total number of directors which the Corporation would have if there were no vacancies.

      SECTION 3.3. Vacancies. Except as otherwise fixed pursuant to the provisions of ARTICLE SECOND of the Certificate of

Incorporation relating to the rights of the holders of any class or series of Preferred Stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, acting at a regular or special meeting. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders at which the election of directors is in the regular order of business and until his successor has been elected and qualified. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

      SECTION 3.4 Qualifications. Each of the directors shall be at least 18 years of age. Each director elected to the Board of Directors pursuant to the provisions of Section 3.1 or Section 3.3 shall not be 70 years of age or older upon election, except those directors elected on or before April 11, 1990 and who are 60 years of age or older on such date shall not be 75 years of age or older upon election. The directors need not be shareholders of the Corporation.

      SECTION 3.5. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of New York, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after an annual meeting of shareholders at the same place as that at which such meeting was held.

      SECTION 3.6. Special Meetings; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors or its Chairman and shall be called by the Board of Directors, its Chairman or the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within the State of New York (or without the State of New York if the Chairman of the Board of Directors shall so direct), as shall be stated in the request or as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the mails (first class, postage prepaid) at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by dispatch of the notice similarly addressed by telegraph, telex, cable or other electronic means of communication or by delivery of such notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

      SECTION 3.7. Waiver of Notice. Notice of a meeting of the Board of Directors or of any committee thereof need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     *SECTION 3.8. Chairman of the Board; Presiding Officer and Secretary at Meetings. The Board of Directors at its first meeting following the annual meeting of shareholders in each year may elect one of its members to serve at its pleasure as Chairman of the Board. The Chairman of the Board may but need not be an officer of or employed in an executive or any other capacity by the
Corporation.   Each meeting of the Board of Directors shall be
presided over by the Chairman of the Board or in his absence by the Vice Chairman of the Board, if any, or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary or in his absence an Assistant Secretary shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding at the meeting. The Chairman of the Board of Directors shall preside at all meetings of the shareholders, and shall have such further powers and duties as may be conferred by the Board of Directors.

      SECTION 3.9. Quorum; Voting. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. In the absence of any such announcement notice of any adjournment shall be given in accordance with the provisions of Section 3.6.

      SECTION 3.10. Meeting by Telephone. At the direction of the Chairman of the Board of Directors, members of the Board of Directors or of any committee thereof may participate in meetings



_______________
* Amended 7/14/94
of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      SECTION 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

      SECTION 3.12. Compensation. A director shall receive such compensation, if any, for his services as a director or as a member of any committee of the Board of Directors as may from time to time be fixed by the Board of Directors, which compensation may be based, in whole or in part, upon his attendance at meetings of the Board of Directors or of its committees. He may also be reimbursed for his expenses in attending any meeting.

      SECTION 3.13. Executive Committee. (a) The Board of Directors, at its first meeting following the annual meeting of shareholders in each year, may, by resolution adopted by a majority of the entire Board of Directors, appoint an Executive Committee of the Board of Directors to consist of the Chairman of the Board of Directors and two or more additional directors as the Board of Directors may from time to time determine. The Executive Committee shall have, and may exercise during the intervals between the meetings of the Board of Directors, all the powers vested in the Board of Directors, except that the Executive Committee shall not have authority as to any of the following matters: the declaration of dividends; the submission to shareholders of any action as to which shareholder action is required by law; the filling of vacancies on the Board of Directors or on any committee thereof; the fixing of compensation of any director for serving on the Board of Directors or on any committee thereof; the amendment or repeal of these By-Laws or the adoption of new By-Laws; and the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

      (b) The members of the Executive Committee shall serve at the pleasure of the Board of Directors. The Board of Directors shall designate the Chairman of the Executive Committee and fix the compensation, if any, for his service in such capacity.

      (c) Three members of the Executive Committee shall constitute a quorum.

      (d) Meetings of the Executive Committee may be called by the Chairman of the Executive Committee and shall be called by the Chairman of the Executive Committee upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two members of the Executive Committee.

      (e)  The Executive Committee shall serve as the Nominating
Committee of the Board of Directors and, in such capacity, when vacancies in the Board of Directors occur, shall evaluate candidates and aid the Board of Directors in attracting qualified candidates to fill such vacancies.

    *SECTION 3.14. Audit Committee. (a) The Board of Directors at its first meeting following the annual meeting of shareholders in each year, may, by resolution adopted by a majority of the entire Board of Directors, appoint an Audit Committee of the Board of Directors to consist of three or more directors (none of whom shall be officers of the Corporation) as the Board of Directors may from time to time determine. In order to bring a fresh perspective to the Audit Committee, members should be rotated periodically. The Board of Directors will select a member to be chairperson.

      (b) The Audit Committee as a committee of the Board of Directors is primarily responsible to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors has established, and the audit process. The Audit Committee shall have adequate resources to discharge its responsibilities. The Audit Committee shall have the following specific duties and functions and such other duties and functions as from time to time may be prescribed by the Board of Directors:

      (i) Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

      (ii) Periodically review and update the Audit Committee's charter and the charter of the internal audit department.

      (iii) Review management's plans for engaging the independent accountant to perform management advisory services, and projected fees, to satisfy itself that the independence of the auditor is protected.


_______________
* Amended 6/23/94

     (iv) Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

      (v) Review and concur in the appointment, replacement, reassignment, or dismissal of the manager of internal auditing.

      (vi) Confirm and assure the independence of the internal auditors and the independent accountant.

      (vii) Inquire of management, the manager of internal auditing, and the independent accountant about the process each performs to assess significant risks or exposures and evaluate the steps management has taken to minimize such risks to the Corporation.

      (viii) Consider, in consultation with the independent accountant and the manager of internal auditing, the audit scope and plan of the internal auditors and the independent accountant to ensure coverage is appropriate and the extent to which such plans can be relied upon to detect fraud or weaknesses in controls. The Audit Committee shall formally approve the audit plan of the internal audit department.

      (ix) Review with the manager of internal auditing and independent accountant the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of the audit resources.

      (x) Consider and review with the independent accountant and the manager of internal auditing:

              1.  Their assessment of the adequacy of the
                  Corporation's internal controls, including computerized information system controls and security.

              2.  Any related significant findings and
                  recommendations of the independent accountant and internal auditing, together with management's responses thereto.

      (xi) Review with management and the independent accountant at the completion of the annual examination:

              1. The Corporation's annual financial statements, related footnotes for completeness and appropriateness of accounting principles.

              2. The independent accountant's audit of the Corporation's various financial statements and the reports thereon.

              3.  Any significant changes required in the
                  independent accountant's audit plan.

              4. Any serious difficulties or disputes with management encountered during the course of the audit and how they were resolved.

              5. Other matters related to the conduct of the audit which are to be communicated to the Audit
                  Committee under generally accepted auditing standards.

      (xii) Consider and review with management and the manager of internal auditing:

              1. Significant findings resulting from internal audits.

              2. Any difficulties encountered by the internal audit department in the course of its audits, including any restrictions on the scope of work or access to required information.

              3. The internal audit department budget and staffing.

              4.  The internal audit department charter.

      (xiii) Review interim filings with the Securities and Exchange Commission and other published documents containing the Corporation's financial statements.

      (xiv) Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal auditing or the independent accountant.

      (xv) Review with the manager of internal auditing and the independent accountant the results of their review of the Corporation's monitoring of compliance with the Corporation's code of conduct. The Audit Committee shall ensure that appropriate action is taken in cases of significant violations of such code.

      (xvi) Meet with the manager of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. The Audit Committee should also meet periodically in executive session to assess management's effectiveness and to assess the performance of the internal audit department.

      (xvii)  Report Audit Committee actions to the Board of
              Directors with such recommendations as the Audit Committee may deem appropriate.

      (xviii) The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

      (xix) The Audit Committee shall meet at least four times a year, or more frequently as circumstances require. The Audit Committee shall meet separately in executive session with the independent accountant and the manager of internal auditing at each meeting. Minutes of the meetings shall be prepared and filed with the records of the Corporation. Three or more members shall constitute a quorum for the purpose of conducting Audit Committee functions.

      *(c) The Audit Committee shall have the following responsibilities and duties with regard to the Company's ethics program, as approved and endorsed by the Board of Directors (the
"Ethics Program"):

      (i) Provide oversight and direction with regard to the Company's Ethics Program and to the ethics officer
              (the "Ethics Officer") appointed pursuant thereto in


_______________
 * Added 11/03/94
             a manner that insures that the Company will operate
              in accordance with ethical principles;

      (ii)    Receive reports at least quarterly from the Ethics
              Officer detailing the status of ethics initiatives, investigations, disciplinary procedures, compliance efforts and other related activities;

      (iii) Report to the entire Board of Directors on a periodic basis regarding the operation of the Company's Ethics Program and on matters related thereto deemed by the Committee to be of interest and significance to the Board;

      (iv) Review, determine and recommend to the entire Board of Directors, the action(s), if any, beyond those undertaken by the Ethics Officer, that are necessary to satisfactorily resolve any reported violations of the Company's Ethics Program;

      (v) Be available, through the Ethics Officer, as an avenue for employees, vendors and others to express concerns regarding possible ethical transgressions involving senior management of the Company.

      SECTION 3.15. Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint such committees, in addition to the committees specified in this ARTICLE THREE, as it may deem appropriate. Each such committee shall consist of three or more members of the Board of Directors and shall have such powers of the Board of Directors as shall be conferred or authorized by such resolution and as permitted by law. Each such committee shall have such name as may be determined by the resolution appointing it. Each such committee shall serve at the pleasure of the Board of Directors.

    *SECTION 3.16. Nomination of Directors. (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation except as may be otherwise expressly provided in the Restated Certificate of Incorporation of the Corporation with respect to the right of holders of Cumulative Preferred Stock and Preference Stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (i) by



_______________
* Added 6/29/95
or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.16 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 3.16.

      (b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      (c) To be timely, a shareholder's notice to the Secretary pursuant to this Section 3.16 must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than 100 days' notice of the date of the annual meeting is given to shareholders or there is less than 100 days' prior public disclosure of the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

      (d) To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person,
(2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (1) the name and record address of such shareholder, (2) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (4) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      (e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.16. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                           ARTICLE FOUR

                             OFFICES


     *SECTION 4.1. Appointment; Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint a Vice Chairman of the Board of Directors and such other officers as it may from time to time determine. Two or more offices may be held by the same person, except the offices of President and Secretary.

      SECTION 4.2. Term of Office. The term of office of the officers of the Corporation shall be until the first meeting of the Board of Directors following the next annual meeting of shareholders. Subject to Sections 4.3 and 4.4, each officer shall hold office until the expiration of the term for which he is appointed and until his successor is appointed and qualified. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors.

     *SECTION 4.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, its Chairman, the Chief Executive
Officer, the President or the Secretary of the Corporation.



_______________
 * Amended 7/14/94

      SECTION 4.4. Removal. Any officer of the Corporation appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

      SECTION 4.5. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

        *SECTION 4.6. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, if one be appointed, shall preside in the absence of the Chairman of the Board of Directors at all meetings of the shareholders and the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, he shall exercise the powers and perform the duties of the Chairman of the Board of Directors, subject to the direction of the Board of Directors. He shall have such further powers and duties as may be conferred upon him by the Board of Directors.

   **SECTION 4.7. Chief Executive Officer. The Chief Executive Officer shall act as the general manager and chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general supervision of the business and affairs of the Corporation. The Chief Executive Officer shall have such further powers and duties as may be conferred by the Board of Directors.

   ***SECTION 4.8. President. The President, subject to the direction of the Board of Directors, shall have charge of the business of the Corporation relating to general operation, and shall perform all the duties of his office prescribed by law or the Board of Directors. In the absence or disability of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, if any, the President shall exercise the powers and perform the duties of the Chairman of the Board of Directors, subject to the direction of the Board of Directors.

      SECTION 4.9. Vice President. Each Vice President shall have such duties and powers as are usually incident to such office and as the Board of Directors shall from time to time prescribe. In the absence or disability of the President, the Vice President, or if there shall be more than one Vice President, then the one designated by the Board of Directors, shall exercise the powers and



_______________
  * Former SECTION 4.7, renumbered 7/14/94
 ** Added 7/14/94
*** Amended 7/14/94
perform the duties of the President, subject to the direction of the Board of Directors.

      SECTION 4.10. Secretary. The Secretary shall be the Secretary both of the Board of Directors and of the Corporation. The Secretary shall attend all meetings of shareholders and of the Board of Directors and keep accurate records thereof. The Secretary shall be custodian of the corporate seal and shall perform the other duties incident to the office of Secretary, subject to the direction of the Board of Directors.

      SECTION 4.11.  Assistant Secretary.  In the absence or
disability of the Secretary, each Assistant Secretary shall have the powers and perform the duties of the Secretary, subject to the direction of the Board of Directors.

      SECTION 4.12. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors.

      SECTION 4.13.  Assistant Treasurer.  In the absence or
disability of the Treasurer, each Assistant Treasurer shall have the power and perform the duties of the Treasurer, subject to the direction of the Board of Directors.

      SECTION 4.14.  Other Officers.  Each other officer of the
Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors.

      SECTION 4.15. Bond. Any officer of the Corporation, if so required by the Board of Directors, shall give to the Corporation such bond or other security for the faithful performance of his duties as may be satisfactory to the Board of Directors.


ARTICLE FIVE

INDEMNIFICATION AND INSURANCE


      SECTION 5.1. Indemnification. (a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or non-profit (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the Corporation, or (ii) while serving as a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in Section 5.1(b).

      (b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a director or officer of the Corporation, other than to enforce the terms of this ARTICLE FIVE, unless such Proceeding was authorized by the Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

      (c) Written notice of any Proceeding for which indemnification may be sought by any person shall be given to the Corporation as soon as practicable. The Corporation shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Corporation in the conduct of such defense, to assume such defense. In the event that the Corporation assumes the defense of any such Proceeding, legal counsel selected by the Corporation shall be acceptable to such person. After such an assumption, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Corporation. In the event that the Corporation participates in the defense of any such Proceeding, such person may select counsel to represent such person in regard to such a Proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to any Proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

      (d) In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Corporation shall have the burden of proving the contrary.

      SECTION 5.2. Advancement of Expenses. Except in the case of a Proceeding against a director or officer specifically approved by the Board of Directors, the Corporation shall, subject to Section
5.1 above, pay expenses actually and reasonably incurred by or on behalf of a director or officer in defending any Proceeding in advance of the final disposition of such Proceeding. Such payments shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for part or all of such expenses.

      SECTION 5.3. Rights Not Exclusive. The rights to indemnification and advancement of expenses granted by or pursuant to this ARTICLE FIVE (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, corporate charter, by-law, resolution of shareholders or directors or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any director or officer who serves in a capacity referred to in
Section 5.1 at any time while this ARTICLE FIVE is in effect, (iii) shall continue to exist after the repeal or modification of this ARTICLE FIVE with respect to events occurring prior thereto, and
(iv) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, spouse, heirs, executors, administrators or assigns of such person. It is the intent of this ARTICLE FIVE to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this ARTICLE FIVE shall not be limited by the absence of an express recital of such circumstances.

      SECTION 5.4. Indemnification of Employees and Others. The Corporation may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation or to any person serving at the request of the Corporation as a director or officer, or in any other capacity, any other Enterprise, to the fullest extent of the provisions of this ARTICLE FIVE with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      SECTION 5.5. Authorization of Contracts. The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, employee or agent of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this ARTICLE FIVE.

      SECTION 5.6. Insurance. The Corporation may purchase and maintain insurance to indemnify the Corporation and any person eligible to be indemnified under this ARTICLE FIVE within the limits permitted by law.


                           ARTICLE SIX

                              SHARES


     *SECTION 6.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates in such form consistent with law and the Certificate of Incorporation as the Board of Directors may from time to time prescribe, and may be signed by the Chairman of the Board of Directors, or the Vice Chairman of the Board of Directors, if any, or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or any of its employees. Such certificates shall also bear the seal of the Corporation or a facsimile thereof.

      SECTION 6.2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof or by his attorney upon surrender of the certificate representing such shares with an assignment endorsed thereon or attached thereto duly executed and with such proof of


_______________
* Amended 7/14/94
authenticity of signatures as the Corporation may reasonably require. Prior to the transfer of shares of stock on the books of the Corporation and issuance of a new certificate to the transferee, the Corporation may treat the holder of record of a share as the complete owner thereof exclusively entitled to receive dividends thereon and to vote such share and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

      SECTION 6.3. Lost Certificates. The Corporation shall issue a new certificate for shares to replace a certificate theretofore issued by it alleged to have been lost on such reasonable terms and conditions as the Board of Directors may from time to time prescribe.

                          ARTICLE SEVEN

                          MISCELLANEOUS

      SECTION 7.1. Inspection of Records. The Board of Directors shall have authority, except as otherwise provided by law, to determine the extent to which the books and records of account of the Corporation shall be open to inspection by a shareholder.

      SECTION 7.2. Waiver of Notice and Lapse of Time. Any action that is authorized to be taken after notice or after the lapse of a prescribed period of time may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person entitled to such notice or entitled to participate in the action to be taken, or in the case of a shareholder, his attorney-in-fact, submits a signed waiver of notice or of such time requirement.

      SECTION 7.3.  Fiscal Year.  The fiscal year of the
Corporation shall end on December 31 in each year.

      SECTION 7.4. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe.


ARTICLE EIGHT

AMENDMENT OF BY-LAWS


      SECTION 8.1. Amendment of By-Laws. These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the shareholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of
Section 3.1, 3.2 or 3.3 of these By-Laws or any provision of these By-Laws pertaining to the alteration, amendment or repeal of
Section 3.1, 3.2 or 3.3 of these By-Laws.

































BOD\BY-LAWS.ORU
6/29/95